A.M. Castle & Co. 8-K

Exhibit 3.1

BY-LAWS

OF

A.M. CASTLE & CO.

As amended on November 3, 2016

ARTICLE I

OFFICES

Section 1. The principal office of the corporation shall be at such place or places as the Board of Directors may from time to time determine.

Section 2. The corporation may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders for the election of directors shall be held at the office of the corporation at 3400 North Wolf Road, Franklin Park, Illinois or such other place as the Board of Directors may from time to time determine. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Maryland, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual meetings of stockholders shall be held on the fourth Thursday of April, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 10:00 a.m., at which time the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may be properly brought before the meeting.

Section 3. Written notice of the annual meeting, stating the time and place thereof, shall be given to each stockholder entitled to vote thereat, and to each stockholder not entitled to vote thereat who is entitled to notice thereof, at least 10 days and not more than 90 days before the date of the meeting either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business or by any other means authorized by Maryland law. If mailed, such notice. shall be deemed to be given when deposited in the U.S. mail addressed to the stockholder at his post office address as it appears on the records of the corporation, with postage thereon prepaid.

1

Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the corporation’s charter, may be called by the chairman of the board or the president and shall be called by the president or the secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting. Such request shall state the purpose or purposes of the proposed meeting. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the corporation by such stockholders of such costs, the secretary shall give notice of the meeting as provided in Section 5. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

Section 5. Written notice of a special meeting of stockholders, stating the time, place and purpose thereof, shall be given to each stockholder entitled to vote thereat, and to each stockholder not entitled to vote thereat who is entitled to notice thereof, at least 10 days and not more than 90 days before the date fixed for the meeting either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business or by any other means authorized by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail addressed to the stockholder at his post office address as it appears on the records of the corporation, with postage thereon prepaid.

Section 6. Any business of the corporation may be transacted at an annual meeting of stockholders without being specifically stated in the notice, except such business as is required by any statute to be stated in such notice. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7. The holders of stock entitled to cast a majority of all the votes entitled to be cast thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the corporation’s charter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. When a quorum is present at any meeting, a plurality of the votes cast shall decide any election of directors and a majority of the votes cast shall decide any other question brought before such meeting, unless the question is one upon which by express provision of statute or of the corporation’s charter a different vote is required, in which case such express provision shall govern and control the decision of such question.

.

2

Section 9. Except as otherwise provided in the corporation’s charter, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the corporation’s stock having voting power held by such stockholder. Any such proxy or evidence of other authorization to vote for a stockholder shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless the proxy provides for a longer period.

Section 10. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any action, such action may be taken without a meeting if all the stockholders entitled to vote upon the action shall consent in writing to such action being taken and all the stockholders entitled to notice of the meeting but not entitled to vote upon the action shall waive in writing any right to dissent.

Section 11. (a) (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 11 (a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11(a).

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each

3

case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conduction such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (y) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 11 (a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation’s notice of meeting, if the stockholder’s notice containing the information required by paragraph (a)(2) of this Section 11 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.

4

(c)        (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance with this Section 11, to declare that such nomination or proposal shall be disregarded.

(2) For purposes of this Section 11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in, nor any rights of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III

DIRECTORS

Section 1. Beginning at such time as the corporation has more than one stockholder, the number of directors which shall constitute the whole Board of Directors shall be not less than four (4) nor more than twelve (12). At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may increase or decrease the number of directors, from time to time, within the limits above specified, provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. If the Board of Directors is classified, one class of directors shall be elected at each annual meeting of stockholders, and each director elected shall hold office until his successor is elected and qualifies. Directors need not be stockholders.

5

Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualify. Any Director or Directors may be removed from office at any time at a meeting called expressly for that purpose, but only by the affirmative vote of the holders of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of Directors.

Section 3. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the corporation’s charter or by these by-laws expressly directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Maryland.

Section 5. The annual meeting of each newly elected Board of Directors shall be held immediately after the adjournment of the annual meeting of stockholders and at the place where such annual meeting shall have been held, and no notice of such meeting shall be necessary to the newly elected directors.

Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 7. Special meetings of the Board of Directors may be called by the chairman of the board or the president on two days’ notice to each director, by mail, courier, facsimile or telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of a director.

Section 8. At all meetings of the Board of Directors, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the corporation’s charter. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Unless otherwise restricted by the corporation’s charter or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

6

Section 10. At any meeting of the Board of Directors or any committee thereof at which all of the directors or members of the committee shall be present, any business may be transacted, regardless of whether such business falls within the purpose or purposes for which such meeting may have been called, and regardless of the fact that no notice whatever was given of the holding of such meeting.

Section 11. Members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

Section 12. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the corporation, which, to the extent permitted by applicable law and provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. At any meeting of a committee, a majority of the committee members shall constitute a quorum for the transaction of business and the act of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee, except as may be otherwise specifically provided by statute or by the corporation’s charter. If a quorum shall not be present at any meeting of a committee, the committee members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 14. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof and may be paid a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof or receive stated compensation as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

7

Section 15. The Board of Directors may appoint such retired members of the Board of Directors to the nonvoting position of director emeritus and/or honorary chairman as it shall deem appropriate who shall thereafter hold their offices or agencies, as the case may be, for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 16. Directors emeritus and honorary chairmen may be paid their expenses of attendance at such meetings of the Board of Directors or any committee thereof as they attend and such allowances or expenses as may be incurred while performing duties or responsibilities as directed by the Board of Directors.

ARTICLE IV

NOTICES

Section 1. Notices to stockholders shall be in writing and delivered as provided in Article II of these by-laws. Notices to directors shall be in writing and delivered personally or by mail, facsimile, courier or telegram. Notice by mail shall be deemed to be given when deposited in the U.S. mail addressed to the person at his post office address as it appears on the records of the corporation, with postage thereon prepaid.

Section 2. Whenever any notice is required to be given under the provisions of any statute or of the corporation’s charter or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice either before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends solely for the express purpose of objecting to the transaction of any business at the meeting on the ground that meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 1. The officers of the corporation shall be elected by the Board of Directors and shall be a chairman of the board, a president, one or more vice presidents, a secretary, a treasurer, a controller and, if deemed advisable by the Board of Directors, a secretary-legal counsel. Two or more offices except president and vice president may be held by the same person except that where the offices of president and secretary are held by the same person, such person shall not hold any other office.

Section 2. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect a chairman of the board, a president, one or more vice presidents, a secretary, a treasurer, a controller and, if it deems advisable, an assistant secretary/law.

8

Section 3. The Board of Directors may appoint such other officers, including, without limitation, one or more assistant secretaries, assistant secretaries, assistant treasurers, assistant controllers and such agents as it shall deem necessary who shall hold their offices or agencies, as the case may be, for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify or until their death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors then in office. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

THE CHAIRMAN OF THE BOARD

Section 6. The chairman of the board shall preside at all meetings of the Board of Directors and shall have such other duties and powers as may be assigned to him by the Board of Directors from time to time.

THE PRESIDENT

Section 7. The president shall be the chief executive officer of the corporation and shall exercise general supervision over the business and fiscal affairs and policy of the corporation, and shall have such other duties and powers as may be assigned to him by the Board of Directors from time to time. He shall preside at all meetings of the stockholders and, in the absence, death or other inability to act of the chairman of the board, he shall have and exercise the powers and duties of the chairman of the board.

THE VICE-PRESIDENTS

Section 8. The vice-president, or if there is more than one, the vice-presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

9

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the committees thereof when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the chairman of the board or the president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 10. The assistant secretary, or if there is more than one, the assistant secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11. The assistant secretary shall, in addition to the duties of assistant secretary described above, give legal advice and assistance as called upon to do so by any officer of the corporation and shall generally oversee and supervise the legal affairs of the corporation as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 12. The treasurer shall have the custody of the corporate funds and securities and shall deposit all monies and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors; he shall review the disbursement of funds of the corporation in the manner specified by the Board of Directors, making certain that there are proper vouchers supporting such disbursements, and shall render to the chairman of the board, the president and the Board of Directors, whenever required, an accurate account of all his transactions as treasurer; he shall give the corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to this corporation in case of his death, resignation, retirement or removal from office, of all papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 13. In the absence or disability of the treasurer, the duties and powers of the treasurer shall be performed and exercised by such assistant treasurer elected or appointed by the Board of Directors as shall be determined by the Board of Directors.

10

THE CONTROLLER AND ASSISTANT CONTROLLERS

Section 14. The controller shall have the custody of the books and accounting records belonging to the corporation; he shall disburse the funds of the corporation in the manner specified by the Board of Directors, preparing proper vouchers for such disbursements and shall render to the chairman of the board, the president and to the Board of Directors, whenever required, an accurate account of all his transactions as controller and a statement of the financial condition of the corporation; he shall give the corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 15. In the absence or disability of the controller, the duties and powers of the controller shall be performed and exercised by such assistant controller elected or appointed by the Board of Directors as shall be determined by the Board of Directors.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board or the president or a vice-president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares of each class of stock owned by him in the corporation.

Section 2. If a certificate is countersigned (a) by a transfer agent other than the corporation or its employee or (b) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

LOST CERTIFICATES

Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

11

TRANSFERS OF STOCK

Section 4. Upon surrender to the corporation or any transfer agent of the corporation of a certificate for stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. Notwithstanding the foregoing, transfers of shares of stock shall be subject in all respects to the corporation’s charter.

CLOSING OF TRANSFER BOOKS; RECORD DATES

Section 6. The Board of Directors may close the stock transfer books of the corporation for a period not more than 20 days, and not less than 10 days, preceding the date of any meeting of stockholders or for a period not more than 20 days preceding the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of stock shall go into effect or in connection with obtaining the consent of stockholders for any purpose.

Section 7. In lieu of closing the stock transfer books as described above, the Board of Directors may fix in advance a date, not more than 90 days, and not less than 10 days, preceding the date of any meeting of stockholders, and not more than 90 days preceding the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of stock shall go into effect or in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournments thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as described above.

12

Section 8. If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors declaring the dividend or allotment of rights is adopted.

Section 9. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (a) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (b) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which cases a new record date shall be determined as set forth herein.

REGISTERED STOCKHOLDERS

Section 10. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of any share of stock to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends and other distributions upon the stock of the corporation, subject to any provisions of any statute and the corporation’s charter, may be authorized and declared by the Board of Directors at any regular or special meeting. Dividends and other distributions may be paid in cash, in property, or in shares of stock of the corporation, subject to the provisions of any statute and the corporation’s charter.

CORPORATE OBLIGATIONS

Section 2. All contracts, deeds, mortgages, leases or instruments shall be signed by the chairman of the board or by the president (or, in their absence or inability to act, by such officers as may be designated by the Board of Directors) and by the secretary or an assistant secretary; provided, however, that the Board of Directors may authorize any other officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, the corporation, and such authority may be general or confined to specific instances.

Section 3. All checks, drafts or other orders for the payment of money, bonds, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents of the corporation, and in such manner, as shall from time to time be determined by resolution of the Board of Directors.

13

FISCAL YEAR

Section 4. The fiscal year of the corporation shall begin on the first day of January in each year.

SEAL

Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words “Incorporated Maryland.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Whenever the corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the corporation.

ARTICLE VIII

INDEMNIFICATION

Section 1. Any person who is a present or former director, officer or employee of the corporation and who is made a party to any proceeding (which term shall include any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative) by reason of such person’s service in such capacity or as a director, officer, partner, trustee or employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which he served as such at the request of the corporation shall (to the fullest extent permitted by Maryland law in effect from time to time) be indemnified by the corporation against all judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with such proceeding, unless it shall be established that (a) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or (b) such person actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The corporation may, with the approval of the Board of Directors, provide such indemnification to a person who served a predecessor of the corporation in any of the capacities described above and to any agent of the corporation or a predecessor of the corporation.

Section 2. Except as provided in Section 1 above, the termination of any proceeding by judgment, order or settlement shall not create a presumption that a director, officer or employee did not meet the applicable standard of conduct. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall create a rebuttable presumption that a director, officer or employee did not meet the applicable standard of conduct.

14

Section 3. Except where a person has been successful, on the merits or otherwise, in the defense of any proceeding described above, any indemnification hereunder shall be made only after: (a) the Board of Directors (acting by a majority vote of a quorum consisting of directors not, at the time, parties to such proceeding or, if such a quorum cannot be obtained, then by a majority vote of a duly designated committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding) determines that such person has met the applicable standard of conduct; (b) special legal counsel (selected by the Board of Directors or a committee of the board by vote as set forth in clause (a) or as otherwise permitted by Maryland law) determines that such person has met such standard of conduct; or (c) the stockholders determine that such person has met such standard of conduct.

Section 4. Reasonable expenses incurred by a person who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of: (a) a written affirmation by the person of the person’s good faith belief that the standard of conduct has been met; and (b) a written undertaking by or on behalf of the person to repay the amount if it is ultimately determined that the standard of conduct has not been met.

Section 5. The indemnification and advancement of expenses provided or authorized hereunder shall not be deemed exclusive of any other rights to which any person may be entitled under the corporation’s charter, these by-laws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Indemnification provided hereunder shall, in the case of death of a director, officer or employee, inure to the benefit of his heirs, executors or other lawful representatives.

Section 6. Neither the amendment nor the repeal of this Article, nor the adoption or amendment of any other provisions of these by-laws or of the corporation’s charter inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE IX

AMENDMENTS

Section I . The Board of Directors shall have the exclusive power to make, alter or repeal these by-laws. These by-laws may be altered or repealed at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of such alteration or repeal is contained in the notice of such special meeting.

15